EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the use of and incorporation by reference in the Form SB-2 Registration Statement (Registration Statement Number 333-117126) of PracticeXpert, Inc., of our reports dated July 8, 2004, on the financial statements of SingerMedScript and Cancer Care Network, Inc., included in this Form 8-K/A.

/s/ Kabani & Company, Inc.
---------------------------
Kabani & Company, Inc.
Fountain Valley, California

September 6, 2004